EXHIBIT 99.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 1350 OF CHAPTER 63, TITLE 18 OF THE UNITED STATES CODE

I, Robert L. Weisgarber, the Chief Financial Officer of DSI Toys, Inc. (the “Company”), certify that:

1.               the Form 10-K, as amended by Amendment No. 1 on Form 10-K/A and Amendment No. 2 on Form 10-K/A, for the Company’s fiscal year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DSI Toys, Inc.

/s/ ROBERT L. WEISGARBER

Robert L. Weisgarber

Chief Financial Officer
June 10, 2003